UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 1, 2017

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana (Address of principal executive offices)		71203 (Zip Code)

(318) 388-9000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On November 1, 2017, CenturyLink, Inc. (hereafter referred to as “we”, “us”, “our” or “CenturyLink”) completed its previously-announced acquisition (the “Acquisition”) of Level 3 Communications, Inc. (“Level 3”) and took various financing and other related actions, as discussed further below.

Item 1.01	Entry into Material Definitive Agreement.

The information set forth under Item 8.01 below is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the financing transactions further discussed in Item 8.01 below, on November 1, 2017, we repaid all indebtedness outstanding under the credit agreement dated April 6, 2012, as amended, among us, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent, and the credit agreement dated as of April 18, 2012, as amended, between us and CoBank, ACB, as administrative agent and lender thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 1, 2017, pursuant to the terms and conditions of the previously-announced Agreement and Plan of Merger, dated as of October 31, 2016 (the “Merger Agreement”), among Level 3, CenturyLink, Wildcat Merger Sub I LLC (“Merger Sub 1”) and WWG Merger Sub LLC (“Merger Sub 2”), Merger Sub 1 merged with and into Level 3 (the “Initial Merger”) and immediately thereafter Level 3 merged with and into Merger Sub 2 (the “Subsequent Merger”), with Merger Sub 2 surviving such merger as an indirect wholly-owned subsidiary of CenturyLink under the name of Level 3 Parent, LLC (“Level 3 Parent”).

In connection with the Initial Merger, each outstanding share of Level 3 common stock, par value $0.01 per share (the “LVLT Common Stock”), other than shares held by holders who have properly exercised appraisal rights (“dissenting shares”) and shares owned by CenturyLink, Level 3 or their respective subsidiaries, was converted into the right to receive $26.50 in cash, without interest, and 1.4286 shares of our common stock, par value $1.00 per share (“CTL Common Stock”), with cash paid in lieu of fractional shares.

In addition, as a result of the Initial Merger, (i) each outstanding Level 3 restricted stock unit award granted prior to April 1, 2014 or granted to an outside director of Level 3 was converted into the right to receive $26.50 in cash and 1.4286 shares of CTL Common Stock (and cash in lieu of fractional shares) with respect to each Level 3 share covered by such award, less applicable tax withholdings (the “Converted RSU Awards”), and (ii) each outstanding Level 3 restricted stock unit award granted on or after April 1, 2014 (other than those granted to outside directors of Level 3) was converted into a restricted stock unit award relating to such number of shares of CTL Common Stock determined in accordance with a formula set forth in the Merger Agreement (the “Continuing RSU Awards”). The Continuing RSU Awards will remain subject to the same terms and conditions applicable to the original Level 3 awards immediately prior to their conversion, subject to certain exceptions.

As a result of the Initial Merger, we expect to deliver to Level 3’s stockholders an aggregate of approximately $9.6 billion in cash and approximately 517.3 million shares of CTL Common Stock valued at approximately $9.8 billion (excluding shares of CTL Common Stock subject to future issuance under the Continuing RSU Awards and amounts to be paid to holders of dissenting shares), based on the number of shares of LVLT Common Stock and Converted RSU Awards outstanding at the close of business on October 31, 2017 and the per share closing price of CTL Common Stock on the New York Stock Exchange on October 31, 2017.

The above-described issuance of shares of CTL Common Stock in connection with the Initial Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-215121) filed by us with the U.S. Securities and Exchange Commission (the “Commission”) and declared effective on February 13, 2017. The joint proxy statement/prospectus of CenturyLink and Level 3 included in the registration statement (the “Joint Proxy Statement/Prospectus”), including the various reports incorporated by reference therein, contains additional information about the above-described transactions.

In connection with the closing of the Acquisition, Level 3 Parent invested $1.825 billion in us in exchange for an unsecured demand note that bears interest at 3.5% per annum (the “Intercompany Borrowing”). The principal amount of such note is payable upon demand by Level 3 Parent but no later than November 1, 2020, and is prepayable by us at any time. Our obligations under the demand note are subordinated to our obligations under the Credit Agreement (defined under Item 8.01 below).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to (i) the other items of this Current Report on Form 8-K, (ii) the Joint Proxy Statement/Prospectus and (iii) the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 above and Item 8.01 below is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Transitions. In accordance with our previously-announced succession plan, Glen F. Post, III stepped down from the role of President of CenturyLink effective upon completion of the Initial Merger (such time, the “Closing”). Mr. Post continues to serve as our Chief Executive Officer and a director.

Jeffrey K. Storey, age 57, was appointed to serve as President and Chief Operating Officer of CenturyLink (and, as noted below, one of our directors) effective upon the Closing. As previously announced, we currently anticipate that Mr. Storey would succeed Mr. Post as our Chief Executive Officer on January 1, 2019, at which time Mr. Post would become executive chairman of our board of directors.

In his transitional role as President and Chief Operating Officer, Mr. Storey will manage our senior leadership team responsible for our customer-facing operations, product development, new market development, marketing and transformation initiatives. Mr. Storey served as President, Chief Executive Officer and a director of Level 3 from April 2013 until just prior to the Closing and also as President and Chief Operating Officer of Level 3 from December 2008 until April 2013. From December 2005 until May 2008, Mr. Storey was President, Leucadia Telecommunications Group of Leucadia National Corporation, where he directed and managed Leucadia’s investments in telecommunications companies. Prior to that, beginning in October 2002, Mr. Storey was President and Chief Executive Officer of WilTel Communications Group, LLC until its sale to Level 3 in December 2005. Prior to that position, Mr. Storey was Chief Operations Officer, Network for Williams Communications, Inc., where he had responsibility for all areas of operations for the company’s communications network, including planning, engineering, field operations, service delivery and network management.

We entered into an offer letter with Mr. Storey that became effective at the Closing, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 (the “Storey Offer Letter”). Pursuant to the Storey Offer Letter, Mr. Storey will earn a base salary of $1,500,000 per year, will be eligible to earn a target annual cash incentive award of 175% of salary (pro-rated for 2017) and, effective upon the Closing, received a long-term incentive grant valued at $10,469,000 at the time of grant. This initial equity grant consists of 60% performance-based shares of restricted stock and 40% time-based shares of restricted stock. These restricted shares will vest on the date that is 15 months after the Closing, subject to Mr. Storey’s continued employment through such date and with the payout under the performance-based portion ranging between 0% to 200% of the targeted amount, depending upon CenturyLink’s performance as measured against an adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) goal (excluding integration costs), with vesting accelerated upon certain terminations of employment. It is currently anticipated that Mr. Storey will not receive another long-term incentive grant until February 2019, at which time the target value of his grant will be no less than $8,375,000. Mr. Storey will receive a signing bonus of $6,600,000, payable in cash in two equal installments, with the first installment paid on the first regular payday following the Closing and the second installment paid on the first anniversary of the Closing. The vesting of each of Mr. Storey’s Continuing RSU Awards was accelerated on the Closing Date, except that 50% of the equity awards granted to him in 2017 will continue to vest as originally scheduled. Although the vesting of some of these awards has been accelerated, each Continuing RSU Award will settle and pay out in shares of CTL Common Stock in accordance with their original payment schedule.

Mr. Storey will remain eligible to participate in the Level 3 Key Executive Severance Plan until the earlier of the second anniversary of the Closing Date and the date he assumes the position of President and Chief Executive Officer of CenturyLink. Following such date, he will participate in the CenturyLink, Inc. Executive Severance Plan. In addition, if Mr. Storey’s employment is terminated without cause or he resigns with good reason or he is not appointed Chief Executive Officer of CenturyLink or upon the occurrence of certain other events, Mr. Storey will be eligible to receive, in addition to the payments and benefits due to him under either the Level 3 Key Executive Severance Plan or the CenturyLink, Inc. Executive Severance Plan, as applicable, (i) any unpaid installment of his cash signing bonus, (ii) if such termination occurs prior to the payment of his annual cash incentive award for fiscal year 2017, a prorated target 2017 annual cash incentive award, (iii) if such termination occurs during or after fiscal year 2018 and prior to the payment of his annual cash incentive award for fiscal year 2018, a prorated 2018 annual cash incentive award and (iv) full vesting of his initial equity grant, with any performance-based targets deemed satisfied at target.

As also previously announced, we appointed Sunit S. Patel, age 55, as our Executive Vice President and Chief Financial Officer effective at the Closing. Mr. Patel served Level 3 as its Chief Financial Officer and an Executive Vice President since March 2008 until the Closing. Prior to March 2008, Mr. Patel was Chief Financial Officer from May 2003 and a Group Vice President of Level 3 from March 2003 to March 2008. Prior to that, Mr. Patel was Chief Financial Officer of Looking Glass Networks, Inc., a provider of metropolitan fiber optic networks, from April 2000 until March 2003. Mr. Patel was Treasurer of WorldCom Inc. and MCI Worldcom Inc., each long distance telephone service providers, from 1997 to March 2000. From 1994 to 1997, Mr. Patel was Treasurer of MFS Communications Company, Inc.

We also entered into an offer letter with Mr. Patel that became effective at the Closing, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 (the “Patel Offer Letter”). Under the terms of the Patel Offer Letter, Mr. Patel will earn a base salary of $750,000 per year, will be eligible to earn a target annual cash incentive award of 120% of salary (pro-rated for 2017) and will be eligible for a long-term incentive grant to be valued at $3,000,000, with the first such grant expected to occur in early 2018. In addition, Mr. Patel will receive a special cash retention award of $1,300,000, which will be paid to him on the first regular payday following the Closing. As provided in the Patel Offer Letter, effective upon the Closing, Mr. Patel received two special long-term incentive grants in the form of shares of restricted stock. The first such grant was valued at $1,500,000 at the time of grant and will vest on the third anniversary of the Closing, assuming continuous employment through such date, with a payout range of between 0-200% of the grant’s target value based on the level of achievement of two equally-weighted performance criteria (attaining a targeted dollar amount of synergy goals and a subjective evaluation of Mr. Patel’s performance by our Human Resources and Compensation Committee). The second special long-term incentive grant was valued at $1,300,000 at the time of grant and will vest on the first anniversary of the Closing provided Mr. Patel remains employed with us on such date, with vesting accelerated upon certain terminations of employment.

The vesting of each of Mr. Patel’s Continuing RSU Awards was accelerated just following conversion except with respect to his equity awards granted to him in 2017, which will continue to vest on their original terms and conditions. In addition, all Continuing RSU Awards that were granted to him before 2017 will be cancelled and converted to a deferred cash award based on the per share closing price of CTL Common Stock as of the date of Closing, which will be paid to Mr. Patel in cash on the same schedule that the now-cancelled awards would have otherwise settled and paid out in shares.

Each of the above-described equity grants issued to Mr. Storey and Mr. Patel are subject to the terms and conditions of the Plan (as defined below) and our award agreements with both of them.

Each new executive officer is expected to execute and receive the benefits of CenturyLink’s form of indemnification agreement for officers, a copy of which has been filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the Commission on February 29, 2016.

The foregoing descriptions of the compensation arrangements with each of Messrs. Storey and Patel do not purport to be complete and each is qualified in its entirety by reference to the Storey Offer Letter and the Patel Offer Letter, as applicable, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Appointment of New Directors. Effective upon the Closing, we expanded the size of our Board of Directors from 9 to 13 members. At such time, pursuant to the Merger Agreement, our Board appointed the individuals set forth below (each of whom served as a director of Level 3 prior to the Closing) to the Board and to the respective committees thereof specified below:

Name	Committee (s)
Kevin P. Chilton Steven T. Clontz T. Michael Glenn Jeffrey K. Storey	Audit; Risk Evaluation Nominating and Governance Human Resources and Compensation —

Each of Messrs. Chilton, Clontz, and Glenn will participate in CenturyLink’s outside director compensation program described in our 2017 proxy statement, which was filed with the Commission on April 10, 2017. In accordance with that program, each will receive a pro-rated grant of restricted stock valued at $81,500 on the date of grant to recognize his service from the Closing through the projected date of our 2018 annual meeting. These shares of restricted stock will vest on May 25, 2018, with earlier vesting in the event of certain terminations of service or the occurrence of a change of control and subject to all other terms and conditions of the applicable equity incentive plan and award agreement. In addition, each new director is expected to execute and receive the benefit of CenturyLink’s form of indemnification agreement for directors, a copy of which has been filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on February 29, 2016.

Retirement of Certain Officers of CenturyLink. Effective at the Closing, R. Stewart Ewing, Jr., who previously served as our Executive Vice President and Chief Financial Officer, and Dean J. Douglas, who previously served as President – Enterprise Markets, each stepped down from all executive positions with CenturyLink and its subsidiaries. Mr. Ewing’s retirement will be effective after a short transition period, and Mr. Douglas’ retirement was effective immediately.

In connection with Mr. Ewing’s retirement, our Human Resources and Compensation Committee approved a discretionary increase in the amount of cash severance due to him under our Executive Severance Plan, from 52 weeks of pay to 104 weeks of pay, resulting in an additional $1,399,158 due to him. In addition, the Committee awarded Mr. Ewing a special discretionary cash bonus of $1,000,000 based on its assessment of his performance related to merger integration activities over the past year. The Committee also approved certain changes to his outstanding equity awards. Specifically, the Committee accelerated vesting of all 46,157 of Mr. Ewing’s outstanding shares of time-based restricted stock effective at Closing. With respect to his 97,304 outstanding shares of performance-based restricted stock, Mr. Ewing will continue to hold those awards subject to their original performance conditions. In connection with approving this supplemental compensation, the Committee considered a range of factors, including Mr. Ewing’s contributions to the growth of CenturyLink over the past 34 years and the critical role he played in connection with negotiating, financing and implementing the Acquisition.

The Committee also approved certain changes to Mr. Douglas’ compensation arrangements in connection with his departure. Specifically, vesting of the shares of time-based restricted stock granted to him during fiscal 2016 (a total of 26,450 shares) accelerated effective at the Closing and he will continue to hold the 52,898 outstanding shares of performance-based restricted stock granted to him in fiscal 2016 subject to their original performance conditions. However, the shares of time-based and performance-based restricted stock granted to him in February 2017 were forfeited upon his retirement. Finally, as disclosed in our Current Report on Form 8-K dated June 1, 2017, Mr. Douglas received an Integration Award, vesting of which will accelerate upon his termination of employment. Based on an assessment of Mr. Douglas’ contributions to the integration of CenturyLink and Level 3 over the past year, the Committee has approved the payout of his Integration Award as follows: $300,000 with respect to the cash portion and a total of 12,528 shares of CTL Common Stock with respect to the equity portion.

Other Changes in Management. For information on additional changes in management made in connection with the Acquisition, see Item 8.01 below.

Adoption of the Level 3 Stock Incentive Plan. Effective as of the Closing, we assumed the sponsorship of the Level 3 Communications, Inc. Stock Incentive Plan (as amended through the date hereof, the “Plan”), and also assumed the Continuing RSU Awards (which were the only awards outstanding under the Plan as of the Closing), the award agreements evidencing such awards and the remaining shares available under the Plan, subject to applicable adjustments in the manner set forth in the Merger Agreement.

In addition, our Board of Directors approved certain amendments to the Plan to reflect our sponsorship of the Plan following the Closing. The Plan was previously approved by the Level 3 stockholders. Following the Closing, we may grant equity-based incentives with respect to up to approximately 36.1 million shares of CTL Common Stock to certain key individuals who were not employees, officers, directors, and consultants of CenturyLink immediately prior to the Closing. Except as otherwise provided herein, a general description of the Plan is set forth in Level 3’s 2015 definitive proxy statement on Schedule 14A filed with the Commission on April 7, 2015, under the caption “Stock Incentive Plan Proposal,” and is incorporated herein by reference. The description of the Plan, as amended and restated through the date hereof, is qualified in its entirety by reference to the full text of the Plan, which is filed herewith as Exhibit 10.3 and is incorporated by reference herein.

Item 8.01	Other Events.

Financing Transactions. As previously disclosed, on June 19, 2017, CenturyLink Escrow, LLC (the “Escrow Borrower”), our wholly-owned subsidiary, entered into a credit agreement with various lenders (the “Credit Agreement”) providing for $9.945 billion of senior secured credit facilities, consisting of a $2.0 billion revolving credit facility, $1.945 billion of Term Loan A and A-1 credit facilities and a $6.0 billion Term Loan B credit facility. On November 1, 2017, the Escrow Borrower merged into CenturyLink and consequently CenturyLink succeeded to the Escrow Borrower’s rights and obligations as the borrower under the Credit Agreement. Thereafter in connection with the closing of the Acquisition, CenturyLink (i) borrowed $1.945 billion under the Term Loan A and A-1 credit facilities, (ii) received access to the proceeds of the Term Loan B credit facility that were funded into escrow on June 19, 2017, and (iii) borrowed approximately $400 million under the revolving credit facility (collectively, the “Credit Agreement Borrowings”).

Upon the closing of the Acquisition, certain subsidiaries of CenturyLink guaranteed the obligations of CenturyLink under the Credit Agreement, and certain of those guarantor subsidiaries pledged substantially all of their assets as security for their guarantee, in each case as required by the Credit Agreement.

We used the proceeds of the Credit Agreement Borrowings and the Intercompany Borrowing, together with other available funds, to finance the cash portion of the consideration payable in connection with the Acquisition described in Item 2.01 above and to complete the refinancing transactions described in Item 1.02 above.

The foregoing description of these finance transactions does not purport to be complete and is qualified in its entirety by reference to (i) the Credit Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference, and (ii) our Current Report on Form 8-K filed with the Commission on June 20, 2017.

Changes in Executive Officers. As noted in Item 5.02 above, effective as of the Closing, we implemented several changes in senior management. Following these and other changes (including changes in our reporting structure and additional retirements), CenturyLink now has the following seven executive officers:

Executive Officer	Title
Glen F. Post, III	Chief Executive Officer

Jeffrey K. Storey	President and Chief Operating Officer

Sunit S. Patel	Executive Vice President and Chief Financial Officer

Stacey W. Goff	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Aamir Hussain	Executive Vice President and Chief Technology Officer

David D. Cole	Executive Vice President – Controller and Assistant Secretary

Scott A. Trezise	Executive Vice President – Human Resources

For additional information about the above-listed executive officers and their responsibilities, see (i) Item 5.02 above, (ii) the proxy statements that Level 3 and CenturyLink filed with the Commission on April 7, 2017 and April 13, 2017, respectively, and (iii) Exhibit 99.1 to each of CenturyLink’s Current Reports on Form 8-K filed with the Commission on June 1, 2017 and June 22, 2017.

Announcement of Completion of the Acquisition. On October 30, 2017, we issued a press release announcing the receipt of the final regulatory approval required to complete the Acquisition, and on November 1, 2017, we issued a press release announcing the completion of the Acquisition and related events. Copies of these press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Other Information. In reviewing the agreements and other documents included as exhibits to this Current Report on Form 8-K, please note that they are included to provide you with information regarding the terms of the transactions discussed herein, and are not intended to provide any other factual or disclosure information about us or the other parties thereto. These materials contain representations and warranties by one or more of the parties thereto. These representations and warranties have been made solely for the benefit of the parties thereto and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement filed herewith;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the agreement or other document or such other date or dates as may be specified therein and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Forward Looking Statements

Statements in this Current Report on Form 8-K pertaining to future events, including the anticipated responsibilities of our officers, anticipated compensation payments and the future configuration or actions of our board committees, are forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only and are subject to changes or uncertainties that may cause actual results to differ materially. Factors that could affect actual results include but are not limited to changes in our management strategies or practices, changes in our compensation practices or programs, changes in our operations, changes in market conditions, and the other risks described in our most recent Annual Report on Form 10-K, as updated and supplemented by our subsequent reports filed with the Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to update publicly any of our forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

CenturyLink intends to file historical consolidated financial statements of Level 3 no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)    Pro forma financial information.

CenturyLink intends to file unaudited pro forma combined condensed financial information reflecting the Acquisition no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)    Exhibits

The following exhibits are filed herewith:

Exhibit No.*	Description

2.1	Agreement and Plan of Merger, dated as of October 31, 2016, among CenturyLink, Inc., Level 3 Communications, Inc., Wildcat Merger Sub I, LLC and WWG Merger Sub LLC (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K filed on November 3, 2016 (Commission file no. 001-07784))

10.1	Offer Letter between CenturyLink, Inc. and Jeff K. Storey, effective November 1, 2017

10.2	Offer Letter between CenturyLink, Inc. and Sunit S. Patel, effective November 1, 2017

10.3	Level 3 Communications, Inc. Stock Incentive Plan, as amended and restated through November 1, 2017

10.4	Credit Agreement, dated as of June 19, 2017, among CenturyLink Escrow, LLC, Bank of America, N.A., as administrative agent and collateral agent, and the other lenders, agents, arrangers and bookrunners named therein (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on June 20, 2017 (Commission file no. 001-07784))

99.1	Press release dated October 30, 2017, announcing the receipt of the final regulatory approval required to complete the Acquisition

99.2	Press release dated November 1, 2017, announcing the completion of the Acquisition

*	Each exhibit listed above is filed herewith, except for Exhibit 2.1 and 10.4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

CENTURYLINK, INC.

	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Dated: November 1, 2017